GameStop Announces Amendment to Convertible Notes Exchange; Approximately $358.4 Million to be Settled in Cash in Lieu of Stock

August 31, 2026

GRAPEVINE, Texas – (BUSINESS WIRE) –– GameStop Corp. (NYSE: GME) (“GameStop”) today announced that it has entered into amendments (the “Amendments”) to its previously announced exchange agreements (the “Exchange Agreements”) with certain existing holders (the “Existing Noteholders”) of its 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and 0.00% Convertible Senior Notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Exchange Notes”), pursuant to which approximately $1.4 billion aggregate principal amount of Exchange Notes will be exchanged and canceled (the “Exchange”).
As originally structured, the Exchange was to be settled entirely in shares of GameStop’s Class A common stock (the “Common Stock”), with the number of shares based in part on the volume-weighted average price of the Common Stock over a 35 trading day reference period that began on August 3, 2026 (the “Reference Period”).
As amended, the remainder of the Reference Period is terminated. Consideration attributable to the elapsed portion of the Reference Period will still be settled in shares, and the remaining consideration will be settled in cash, in an amount based on trading prices on the last trading day prior to the Amendments. By settling the remaining consideration in cash, GameStop has fixed the total number of shares issuable in respect of the Exchange. No additional shares are issuable in respect of the Exchange.
In total, Existing Noteholders will receive in the aggregate approximately 55.5 million shares of Common Stock (approximately 73% of the consideration attributable to the Exchange Agreements, as amended by the Amendments) and approximately $358.4 million in cash (approximately 27%), which GameStop expects to fund from cash on hand.
Following the closing of the Exchange, approximately $1.1 billion of 2030 Notes and $1.7 billion of 2032 Notes, or approximately $2.8 billion in aggregate, will remain outstanding.
The Exchange, as amended, is now expected to close on or about September 3, 2026, subject to customary closing conditions.
Additional information regarding the Amendments is included in GameStop’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.
The offering, issuance and sale of the Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and the Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other securities laws.
GameStop expects that participating noteholders may purchase or sell shares of Common Stock or enter into or unwind derivative transactions to adjust their positions, including purchases of Common Stock to close out short positions. These activities could increase or decrease the market price of the Common Stock or the Exchange Notes, and the effect may be material.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Cautionary Statement Regarding Forward-Looking Statements – Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing of the closing of the Exchange, the number of shares issuable and amount of cash payable in respect of the Exchange Agreements, as amended by the Amendments, and the expected effects of the Amendments on GameStop’s outstanding indebtedness and capital structure. These statements are based on GameStop’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause actual results to differ materially, including market risks, trends and conditions. These and other risks are more fully described in GameStop’s filings with the Securities and Exchange Commission, including the “Risk Factors” sections of its

Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2026. Forward-looking statements speak only as of the date of this press release, and GameStop disclaims any obligation to update them.

Contacts
GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com
Source: GameStop Corp

2